Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Announces Second Quarter 2020 Results

●	Second quarter 2020 revenue of $627.4 million, and net income of $15.9 million, or $0.61 per diluted share. On a non-GAAP[1] basis, second quarter 2020 net income was $17.6 million, or $0.67 per diluted share.
●	COVID-19 pandemic significantly impacted second quarter business levels and financial results
●	Asset-Based and Asset-Light cost management partially offset the effects of revenue and business declines

FORT SMITH, Arkansas, July 29, 2020 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported second quarter 2020 revenue of $627.4 million compared to second quarter 2019 revenue of $771.5 million.  Second quarter 2020 operating income was $20.4 million compared to operating income of $35.2 million in the same period last year.  Net income was $15.9 million, or $0.61 per diluted share, compared to second quarter 2019 net income of $24.4 million, or $0.92 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $25.1 million in second quarter 2020 compared to second quarter 2019 non-GAAP operating income of $38.8 million.  On a non-GAAP basis, net income was $17.6 million, or $0.67 per diluted share, in second quarter 2020 compared to second quarter 2019 net income of $27.4 million, or $1.04 per diluted share.

At June 30, 2020, ArcBest’s consolidated cash and short-term investments, less debt, were $41 million net cash compared to the $3 million net debt position at March 31, 2020, reflecting a $44 million improvement during the second quarter.

“The successes of the second quarter are rooted in the strength of our employees and the culture that we have cultivated here that unites all of us behind a set of shared values that drive excellence” said Judy R. McReynolds, Chairman, President and CEO of ArcBest. “I am incredibly proud of our employees, especially our front-line teams, who continue to work hard and serve our customers in the face of a global pandemic that continues to affect so many aspects of the economy.”

Second Quarter Results of Operations Comparisons

Asset-Based

Second Quarter 2020 Versus Second Quarter 2019

●	Revenue of $460.1 million compared to $559.6 million, a per-day decrease of 17.8 percent.
●	Total tonnage per day decrease of 13.8 percent, with a double-digit percentage decrease in both LTL-rated tonnage and TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total shipments per day decrease of 13.3 percent. Total weight per shipment decrease of 0.6 percent and an increase of 0.9 percent in LTL-rated weight per shipment impacted by transactional, LTL-rated shipments added during the second quarter.
●	Total billed revenue per hundredweight decreased 4.0 percent and was negatively impacted by lower fuel surcharges versus prior year. Excluding fuel surcharge, LTL-rated freight experienced a percentage increase in the low-single digits.
●	Operating income of $21.0 million and an operating ratio of 95.4 percent compared to the prior year quarter operating income of $36.2 million and an operating ratio of 93.5 percent. On a non-GAAP basis, operating income of $25.8 million and an operating ratio of 94.4 percent compared to the prior year quarter operating income of $38.9 million and an operating ratio of 93.0 percent.

In response to significantly lower shipment and tonnage levels related to the pandemic’s impact on customer shipping patterns, Asset-Based system labor and other resources were managed down in order to match business levels.  Second quarter business decreases were somewhat mitigated by the continued addition of spot, truckload-rated shipments and transactional LTL-rated shipments throughout the Asset-Based network.  Combined with the cost reductions in place, the handling of these additional transactional shipments contributed to improved operational efficiencies, fewer empty miles and lower costs.  Total second quarter revenue per hundredweight decreased due to freight mix changes related to the addition of these transactional shipments.  However, total yield on LTL-rated shipments, excluding changes in fuel surcharge, was positive versus the prior year.  Pricing on ABF Freight’s traditional published and contractual business improved as the transportation marketplace’s rational pricing environment continued.

Asset-Light3

Second Quarter 2020 Versus Second Quarter 2019

●	Revenue of $197.9 million compared to $232.9 million, a per-day decrease of 15.0 percent.
●	Operating income of $2.1 million compared to operating income of $3.1 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $4.9 million compared to Adjusted EBITDA of $6.5 million.

Second quarter revenue in the Asset-Light ArcBest segment decreased compared to the prior year period primarily due to lower demand in both the expedite and truckload brokerage businesses related to the pandemic.    Reduced demand for expedited services was related to customer closures in the auto sector for the majority of the quarter and meaningful reductions in business levels for many manufacturing customers.  Revenue reductions in truckload brokerage were the result of fewer total shipments combined with lower average revenue per shipment.  The second quarter was highlighted by significant revenue growth in managed transportation services, consistent with the positive trend seen for the past several quarters in this portion of ArcBest’s Asset-Light business.  Purchased transportation expense in the second quarter, as a percent of revenue, increased 120 basis points compared to the prior year period reflecting changes in business mix and the market effects of reductions in revenue per shipment that exceeded comparable decreases in purchased transportation expense.  In the second quarter of 2020, operating results for the Asset-Light ArcBest segment benefitted from the corporate cost reduction initiatives previously announced in early April.

At FleetNet, a decrease in total events, primarily associated with fewer roadside repairs due to the pandemic, contributed to lower total revenue and reduced operating income compared to the prior year period.

July 2020 Update On Previously Announced Cost Actions

As previously announced, in anticipation of lower business levels and the potential for cash flow disruption, ArcBest implemented actions in late March and early April to mitigate the operating and financial impact of the COVID-19 pandemic.  ArcBest drew down $180 million of its Senior Secured Revolving Credit Facility and borrowed $45 million under its Accounts Receivable Securitization Program.  As described earlier, ArcBest’s net cash position improved $44 million since March 31, 2020, and customer account payment trends have stabilized.  Because of these factors, we are currently reviewing options for paying back the incremental borrowings during third quarter 2020.

Due to the uncertainties at the time, ArcBest implemented cost reductions beginning in April 2020 that included a 15% decrease in the salaries of all nonunion employees; suspension of the employer match of ArcBest’s nonunion 401(k) Plan; a 15% decrease in the fees paid to ArcBest’s board members and the board committee chairpersons as well as other cost reductions.  When compared to second quarter 2019, these compensation-related reductions resulted in savings of approximately $15 million in second quarter 2020.  These cost reductions, along with utilizing real-time, technology-enabling data to align operational costs with business levels, contributed to the positive second quarter financial results.

Since the lowest monthly consolidated revenue levels of the year, which were reported in April, ArcBest has experienced improved financial trends that include sequential business improvement2, increased cash levels and improved EBITDA.   Year-over-year consolidated revenue has improved from a decline of 20% in April to a month-to-date July decline of 3%.  The sequential improvement in revenue for each month of the quarter resulted in a greater portion of the second quarter profitability being earned in June.  As a result of this positive momentum in our business, some cost reductions will be restored beginning in the third quarter of 2020.  These include the restoration of nonunion salaries; the 401(k) company match; and the board fees.  On a sequential basis, compared to second quarter 2020, ArcBest anticipates that the third quarter 2020 expense associated with these cost restorations will be in an approximate range of $10 million to $15 million.  Though some operational resources are being added back as business improves, they will continue to be carefully managed to available business.  “As an essential business, our employees have worked on the front lines in sacrifice, both personally and financially, to serve our customers and our nation,” said McReynolds.  “We value our employees and appreciate their efforts, and are pleased to now be able to restore full wage levels.”

Closing Comments

“I am pleased with what we have been able to accomplish over the last three months considering the dynamic nature of circumstances surrounding the COVID-19 pandemic,” said McReynolds. “Our entire team, from our best-in-class drivers and dock workers in the field to our office personnel working from home around the country, has executed very well in this environment and their fortitude, when mixed with prudent business decisions, has proven to be a winning combination for success during these times. We are working to carry this momentum forward as the second half of the year unfolds and will, as always, monitor trends and make adjustments where necessary. As a full-service logistics company, ArcBest is playing a vital role in getting our nation up and running again, and we plan to lead the way by continuing to deliver quality integrated solutions for all of our customers’ supply chain needs.”

NOTES

1.	U.S. Generally Accepted Accounting Principles
2.	Discussions of July 2020 business results and certain projections for 2020 are included in Exhibit 99.2 to ArcBest’s second quarter 2020 earnings release filed with the SEC in our Current Report on Form 8-K.
3.	The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations

Conference Call

ArcBest will host a conference call with company executives to discuss the 2020 second quarter results. The call will be today, Wednesday, July 29, at 9:00 a.m. ET (8:00 a.m. CT). Interested parties are invited to listen by calling (800) 681-2231. Following the call, a recorded playback will be available through the end of the day on September 15, 2020. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21965466. The conference call and playback can also be accessed, through September 15, 2020, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release concerning results for the three months ended June 30, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$627,370	$771,490	$1,328,769	$1,483,329

OPERATING EXPENSES	606,945	736,290	1,300,525	1,439,538

OPERATING INCOME	20,425	35,200	28,244	43,791

OTHER INCOME (COSTS)
Interest and dividend income	991	1,616	2,366	3,094
Interest and other related financing costs	(3,378)	(2,811)	(6,325)	(5,693)
Other, net	2,696	(445)	(1,166)	(1,036)
	309	(1,640)	(5,125)	(3,635)

INCOME BEFORE INCOME TAXES	20,734	33,560	23,119	40,156

INCOME TAX PROVISION	4,854	9,184	5,337	10,892

NET INCOME	$15,880	$24,376	$17,782	$29,264

EARNINGS PER COMMON SHARE(1)
Basic	$0.62	$0.95	$0.70	$1.14
Diluted	$0.61	$0.92	$0.68	$1.10

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,463,559	25,554,286	25,468,624	25,562,306
Diluted	26,217,957	26,431,592	26,252,486	26,483,011

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.16	$0.16

1)	ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2020	2019
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$406,290	$201,909
Short-term investments	167,719	116,579
Accounts receivable, less allowances (2020 - $7,130; 2019 - $5,448)	273,135	282,579
Other accounts receivable, less allowances (2020 - $661; 2019 - $476)	16,812	18,774
Prepaid expenses	28,928	30,377
Prepaid and refundable income taxes	4,236	9,439
Other	4,923	4,745
TOTAL CURRENT ASSETS	902,043	664,402

PROPERTY, PLANT AND EQUIPMENT
Land and structures	344,951	342,122
Revenue equipment	891,029	896,020
Service, office, and other equipment	232,058	233,354
Software	155,411	151,068
Leasehold improvements	11,821	10,383
	1,635,270	1,632,947
Less allowances for depreciation and amortization	974,464	949,355
	660,806	683,592

GOODWILL	88,320	88,320
INTANGIBLE ASSETS, NET	56,915	58,832
OPERATING RIGHT-OF-USE ASSETS	81,069	68,470
DEFERRED INCOME TAXES	7,507	7,725
OTHER LONG-TERM ASSETS	74,100	79,866
	$1,870,760	$1,651,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$140,632	$134,374
Income taxes payable	3,181	12
Accrued expenses	217,020	232,321
Current portion of long-term debt	59,050	57,305
Current portion of operating lease liabilities	19,769	20,265
TOTAL CURRENT LIABILITIES	439,652	444,277

LONG-TERM DEBT, less current portion	473,850	266,214
OPERATING LEASE LIABILITIES, less current portion	65,249	52,277
POSTRETIREMENT LIABILITIES, less current portion	20,448	20,294
OTHER LONG-TERM LIABILITIES	36,077	38,892
DEFERRED INCOME TAXES	60,393	66,210

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2020: 28,958,258 shares; 2019: 28,810,902 shares	290	288
Additional paid-in capital	337,942	333,943
Retained earnings	546,689	533,187
Treasury stock, at cost, 2020: 3,554,639 shares; 2019: 3,404,639 shares	(107,740)	(104,578)
Accumulated other comprehensive income (loss)	(2,090)	203
TOTAL STOCKHOLDERS’ EQUITY	775,091	763,043
	$1,870,760	$1,651,207

Note:  The balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2020	2019

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$17,782	$29,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,140	51,722
Amortization of intangibles	1,959	2,249
Pension settlement expense	89	1,634
Share-based compensation expense	5,071	4,859
Provision for losses on accounts receivable	999	621
Change in deferred income taxes	(5,170)	5,124
Gain on sale of property and equipment and lease termination	(3,581)	(1,469)
Changes in operating assets and liabilities:
Receivables	9,626	1,781
Prepaid expenses	1,444	(3,323)
Other assets	4,358	(2,798)
Income taxes	8,413	(3,042)
Operating right-of-use assets and lease liabilities, net	(230)	159
Accounts payable, accrued expenses, and other liabilities	(14,833)	(6,310)
NET CASH PROVIDED BY OPERATING ACTIVITIES	82,067	80,471

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(16,209)	(41,909)
Proceeds from sale of property and equipment	7,670	3,798
Purchases of short-term investments	(97,493)	(43,327)
Proceeds from sale of short-term investments	46,725	33,332
Capitalization of internally developed software	(6,495)	(5,535)
NET CASH USED IN INVESTING ACTIVITIES	(65,802)	(53,641)

FINANCING ACTIVITIES
Borrowings under credit facilities	180,000	—
Borrowings under accounts receivable securitization program	45,000	—
Proceeds from notes payable	—	9,552
Payments on long-term debt	(29,185)	(29,984)
Net change in book overdrafts	615	(4,398)
Payment of common stock dividends	(4,082)	(4,102)
Purchases of treasury stock	(3,162)	(5,171)
Payments for tax withheld on share-based compensation	(1,070)	(1,182)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	188,116	(35,285)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	204,381	(8,455)
Cash and cash equivalents at beginning of period	201,909	190,186
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$406,290	$181,731

NONCASH INVESTING ACTIVITIES
Equipment financed	$13,566	$10,964
Accruals for equipment received	$857	$19,402
Lease liabilities arising from obtaining right-of-use assets	$23,727	$23,049

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2020		2019		2020		2019

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$460,070		$559,648		$975,783		$1,065,727

ArcBest	151,467		181,173		316,242		354,377
FleetNet	46,440		51,722		98,879		104,981
Total Asset-Light	197,907		232,895		415,121		459,358

Other and eliminations	(30,607)		(21,053)		(62,135)		(41,756)
Total consolidated revenues	$627,370		$771,490		$1,328,769		$1,483,329

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$248,995	54.1%	$297,016	53.1%	$532,833	54.6%	$577,292	54.2%
Fuel, supplies, and expenses(1)	45,675	9.9	65,791	11.7	106,900	11.0	129,764	12.2
Operating taxes and licenses	11,629	2.5	12,214	2.2	24,423	2.5	24,612	2.3
Insurance	8,247	1.8	7,598	1.4	16,071	1.6	15,589	1.5
Communications and utilities(1)	4,342	1.0	4,500	0.8	9,053	0.9	9,117	0.8
Depreciation and amortization(1)	23,327	5.1	21,633	3.9	46,597	4.8	42,594	4.0
Rents and purchased transportation(1)	46,152	10.0	56,826	10.1	101,922	10.4	106,132	10.0
Shared services(1)	45,605	9.9	55,338	9.9	94,490	9.7	105,633	9.9
Gain on sale of property and equipment	(1,175)	(0.2)	(1,587)	(0.3)	(3,339)	(0.3)	(1,621)	(0.2)
Innovative technology costs(1)(2)	4,789	1.0	2,735	0.5	9,322	1.0	4,536	0.4
Other(1)	1,448	0.3	1,406	0.2	3,235	0.3	2,286	0.2
Total Asset-Based	439,034	95.4%	523,470	93.5%	941,507	96.5%	1,015,934	95.3%

ArcBest
Purchased transportation	125,090	82.6%	147,552	81.4%	262,272	82.9%	287,657	81.2%
Supplies and expenses	1,989	1.3	2,858	1.6	4,269	1.3	5,632	1.6
Depreciation and amortization(3)	2,449	1.6	3,055	1.7	4,919	1.6	6,206	1.7
Shared services	18,840	12.4	23,141	12.8	40,567	12.8	46,172	13.0
Other	1,796	1.2	2,445	1.3	4,321	1.4	4,858	1.4
	150,164	99.1%	179,051	98.8%	316,348	100.0%	350,525	98.9%
FleetNet	45,658	98.3%	50,696	98.0%	97,057	98.2%	102,467	97.6%
Total Asset-Light	195,822		229,747		413,405		452,992

Other and eliminations	(27,911)		(16,927)		(54,387)		(29,388)
Total consolidated operating expenses	$606,945	96.7%	$736,290	95.4%	$1,300,525	97.9%	$1,439,538	97.0%

OPERATING INCOME (LOSS)
Asset-Based	$21,036		$36,178		$34,276		$49,793

ArcBest	1,303		2,122		(106)		3,852
FleetNet	782		1,026		1,822		2,514
Total Asset-Light	2,085		3,148		1,716		6,366

Other and eliminations(4)	(2,696)		(4,126)		(7,748)		(12,368)
Total consolidated operating income	$20,425		$35,200		$28,244		$43,791

1)	Beginning in third quarter 2019, the presentation of Asset-Based segment expenses was modified to present innovative technology costs as a separate operating expense line item. Previously, innovative technology costs incurred directly by the segment or allocated through shared services were categorized in individual segment expense line items. Certain reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. There was no impact on the segment’s total expenses as a result of the reclassifications.
2)	Represents costs associated with the freight handling pilot test program at ABF Freight.
3)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
4)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$20,425	$35,200	$28,244	$43,791
Innovative technology costs, pre-tax(1)	4,699	3,619	9,299	6,377
Non-GAAP amounts	$25,124	$38,819	$37,543	$50,168

Net Income
Amounts on GAAP basis	$15,880	$24,376	$17,782	$29,264
Innovative technology costs, after-tax (includes related financing costs)(1)	3,637	2,753	7,207	4,848
Nonunion pension expense, including settlement, after-tax(2)	—	377	66	1,664
Life insurance proceeds and changes in cash surrender value	(2,560)	(542)	1,245	(2,156)
Tax expense from vested RSUs(3)	659	410	679	408
Non-GAAP amounts	$17,616	$27,374	$26,979	$34,028

Diluted Earnings Per Share
Amounts on GAAP basis	$0.61	$0.92	$0.68	$1.10
Innovative technology costs, after-tax (includes related financing costs)(1)	0.14	0.10	0.27	0.18
Nonunion pension expense, including settlement, after-tax(2)	—	0.01	—	0.06
Life insurance proceeds and changes in cash surrender value	(0.10)	(0.02)	0.05	(0.08)
Tax expense from vested RSUs(3)	0.03	0.02	0.03	0.02
Non-GAAP amounts(4)	$0.67	$1.04	$1.03	$1.28

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	For the six months ended June 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan. For the three and six months ended June 30, 2019, nonunion defined benefit pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan were excluded from the financial information management used to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to benefit distributions for the plan termination began in fourth quarter 2018 and were completed in third quarter 2019.
3)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three and six months ended June 30, 2020 and 2019.
4)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2020		2019		2020		2019

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$21,036	95.4%	$36,178	93.5%	$34,276	96.5%	$49,793	95.3%
Innovative technology costs, pre-tax(1)	4,789	(1.0)	2,735	(0.5)	9,322	(1.0)	4,536	(0.4)
Non-GAAP amounts	$25,825	94.4%	$38,913	93.0%	$43,598	95.5%	$54,329	94.9%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(2,696)		$(4,126)		$(7,748)		$(12,368)
Innovative technology costs, pre-tax(1)	(90)		884		(23)		1,841
Non-GAAP amounts	$(2,786)		$(3,242)		$(7,771)		$(10,527)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2020
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$20,425	$309	$20,734	$4,854	$15,880	23.4%
Innovative technology costs(1)	4,699	199	4,898	1,261	3,637	25.7
Life insurance proceeds and changes in cash surrender value	—	(2,560)	(2,560)	—	(2,560)	—
Tax expense from vested RSUs(3)	—	—	—	(659)	659	—
Non-GAAP amounts	$25,124	$(2,052)	$23,072	$5,456	$17,616	23.6%

	Six Months Ended June 30, 2020
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$28,244	$(5,125)	$23,119	$5,337	$17,782	23.1%
Innovative technology costs(1)	9,299	406	9,705	2,498	7,207	25.7
Nonunion pension expense, including settlement(2)	—	89	89	23	66	25.8
Life insurance proceeds and changes in cash surrender value	—	1,245	1,245	—	1,245	—
Tax expense from vested RSUs(3)	—	—	—	(679)	679	—
Non-GAAP amounts	$37,543	$(3,385)	$34,158	$7,179	$26,979	21.0%

	Three Months Ended June 30, 2019
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$35,200	$(1,640)	$33,560	$9,184	$24,376	27.4%
Innovative technology costs(1)	3,619	—	3,619	866	2,753	23.9
Nonunion pension expense, including settlement(2)	—	507	507	130	377	25.6
Life insurance proceeds and changes in cash surrender value	—	(542)	(542)	—	(542)	—
Tax expense from vested RSUs(3)	—	—	—	(410)	410	—
Non-GAAP amounts	$38,819	$(1,675)	$37,144	$9,770	$27,374	26.3%

	Six Months Ended June 30, 2019

		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$43,791	$(3,635)	$40,156	$10,892	$29,264	27.1%
Innovative technology costs(2)	6,377	—	6,377	1,529	4,848	24.0
Nonunion pension expense, including settlement(2)	—	2,241	2,241	577	1,664	25.7
Life insurance proceeds and changes in cash surrender value	—	(2,156)	(2,156)	—	(2,156)	—
Tax expense from vested RSUs(3)	—	—	—	(408)	408	—
Non-GAAP amounts	$50,168	$(3,550)	$46,618	$12,590	$34,028	27.0%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	For the six months ended June 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan. For the three and six months ended June 30, 2019, nonunion defined benefit pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan were excluded from the financial information management used to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to benefit distributions for the plan termination began in fourth quarter 2018 and were completed in third quarter 2019.
3)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three and six months ended June 30, 2020 and 2019.
4)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$15,880	$24,376	$17,782	$29,264
Interest and other related financing costs	3,378	2,811	6,325	5,693
Income tax provision	4,854	9,184	5,337	10,892
Depreciation and amortization	29,086	27,434	58,099	53,971
Amortization of share-based compensation	2,890	2,801	5,071	4,859
Amortization of net actuarial (gains) losses of benefit plans and pension settlement expense(1)	(148)	586	(204)	2,340
Consolidated Adjusted EBITDA	$55,940	$67,192	$92,410	$107,019

1)	The six months ended June 30, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan. The three and six months ended June 30, 2019 includes pre-tax pension settlement expense of $0.3 million and $1.6 million, respectively, related to the Company’s nonunion defined benefit pension plan for which plan termination was completed as of December 31, 2019.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income (Loss)	$1,303	$2,122	$(106)	$3,852
Depreciation and amortization(2)	2,449	3,055	4,919	6,206
Adjusted EBITDA	$3,752	$5,177	$4,813	$10,058

FleetNet
Operating Income	$782	$1,026	$1,822	$2,514
Depreciation and amortization	402	333	793	650
Adjusted EBITDA	$1,184	$1,359	$2,615	$3,164

Total Asset-Light
Operating Income	$2,085	$3,148	$1,716	$6,366
Depreciation and amortization(2)	2,851	3,388	5,712	6,856
Adjusted EBITDA	$4,936	$6,536	$7,428	$13,222

2)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2020	2019	% Change	2020	2019	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.5		127.5	126.5

Billed Revenue(1) / CWT	$33.69	$35.11	(4.0%)	$33.41	$34.90	(4.3%)

Billed Revenue(1) / Shipment	$423.39	$443.94	(4.6%)	$425.73	$431.40	(1.3%)

Shipments	1,103,106	1,272,317	(13.3%)	2,306,522	2,483,104	(7.1%)

Shipments / Day	17,372	20,036	(13.3%)	18,090	19,629	(7.8%)

Tonnage (Tons)	693,192	804,487	(13.8%)	1,469,660	1,534,897	(4.3%)

Tons / Day	10,916	12,669	(13.8%)	11,527	12,134	(5.0%)

Pounds / Shipment	1,257	1,265	(0.6%)	1,274	1,236	3.1%

Average Length of Haul (Miles)	1,084	1,040	4.2%	1,062	1,032	2.9%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020

	(Unaudited)
ArcBest(2)

Revenue / Shipment	(2.1%)	(2.6%)

Shipments / Day	(23.4%)	(16.8%)

2)	Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment.

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